Exhibit 99.77(Q)(1)

ITEM 77Q1 – Exhibits

(a)(1)	Amendment to the Agreement and Declaration of Trust dated January 23, 2014 – Filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on June 24, 2014 and incorporated herein by reference.

(e)(1)	Expense Limitation Agreement effective May 7, 2013 between Voya Investments, LLC and Voya Prime Rate Trust – Filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on June 24, 2014 and incorporated herein by reference.